Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Form S-8 No. 333-171934 and Form S-3 No. 333-239061 of our reports dated January 10, 2022, relating to the consolidated financial statements of Limoneira Company and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended October 31, 2021.

/s/ Deloitte & Touche LLP

Los Angeles, California
January 10, 2022